UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2020

VILLAGE BANK AND TRUST FINANCIAL CORP.

(Exact Name of Registrant as Specified in Charter)

Virginia (State or Other Jurisdiction of Incorporation)	0-50765 (Commission File Number)	16-1694602 (IRS Employer Identification No.)

13319 Midlothian Turnpike Midlothian, Virginia (Address of Principal Executive Offices)	23113 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 897-3900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $4.00 per share	VBFC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2020, Village Bank and Trust Financial Corp. (the “Company”), parent company of Village Bank (the “Bank”), announced several key leadership changes including the hiring of Christy F. Quesenbery who will join the Bank on August 24, 2020 as Executive Vice President of Operations.

Ms. Quesenbery, age 61, joins the Bank with over 35 years’ experience in commercial banking and has expertise in loan and deposition operations, compliance, human resources, information technology and information security. Ms. Quesenbery was most recently Executive Vice President and Chief Operating Officer of Touchstone Bankshares, Inc. where she had served since July 2016. She was Senior Vice President and Enterprise Risk Manager at CCB Bankshares, Inc. from May 2016 until July 2016 when CCB Bankshares, Inc. merged with Touchstone Bankshares, Inc. She served as Senior Vice President of Operations, Information and Security at Bank of Virginia from November 2011 until February 2016. She has held other senior leadership positions with financial institutions during her extensive career, including Vice President, Compliance and BSA Officer of The National Bank of Fredericksburg and Senior Vice President and Chief Administrative Officer of Virginia Partners Bank. Ms. Quesenbery is a graduate of James Madison University with a Bachelor of Science degree in Psychology and Business Administration and graduated from the Virginia Bankers School of Bank Management.

Also on August 14, 2020, the Board of Directors of the Bank announced the recent promotion of Roy I. Barzel, to the position of Executive Vice President and Chief Credit Officer of the Bank, which became effective on August 1, 2020. Mr. Barzel was most recently Senior Vice President and Director of Strategic Initiatives of the Bank. He was Executive Vice President and Chief Credit Officer of Bank of Virginia from April 2011 until it was acquired by First Citizens Bank in September 2016, and served as Senior Vice President and Regional Credit Manager of First Citizens Bank until he joined the Bank in July 2017. Mr. Barzel started his banking career at United Virginia Bank, predecessor to Crestar Bank and SunTrust Bank, and performed a number of credit roles, culminating in a Senior Regional Credit Officer position in Commercial Real Estate banking. Mr. Barzel is a graduate of the University of Florida with a Bachelor of Science degree in Zoology and a Master of Business Administration degree.

A press release announcing the hire of Ms. Quesenbery and promotion of Mr. Barzel is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Press Release, dated August 14, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Registrant)

Date: August 14, 2020	By:	/s/ Donald M. Kaloski, Jr.
Donald M. Kaloski, Jr.
Executive Vice President and CFO